Exhibit 99.1

Rockwell Medical Appoints New Chief Executive Officer

Stuart Paul Brings Significant Healthcare Experience

WIXOM, Mich., August 8, 2018 — Rockwell Medical, Inc. (NASDAQ:RMTI) (the “Company” or “Rockwell Medical”) today announced that its Board of Directors has appointed Stuart Paul as Chief Executive Officer of the Company, effective September 4, 2018. Mr. Paul will also join the Rockwell Medical Board of Directors at that time.

Ben Wolin, Chairman of the Rockwell Medical Board, said, “Having served in senior leadership roles with Baxter International, Gambro AB, Quest Diagnostics and Abbott Laboratories throughout his 25 year career, Stuart has substantial experience in the healthcare industry, including the renal space. He is a well-rounded executive who not only brings significant operating expertise and commercialization know-how across both domestic and international markets, but he is also deeply familiar with the clinical development process. Stuart’s successful track record of executing on commercialization strategies and driving growth and profitability will be critical to Rockwell Medical as we move forward.”

Mr. Wolin added, “The Board conducted an extensive CEO search and considered a number of highly qualified candidates over the past few months. On behalf of my fellow Board members, we are delighted to welcome Stuart to Rockwell Medical as CEO. We have the upmost confidence that Stuart is the ideal leader to oversee Rockwell Medical at this pivotal time and to lead the Company into its next phase of growth.”

Mr. Paul stated, “I am thrilled to be joining Rockwell Medical and look forward to hitting the ground running as CEO. While there remains significant work ahead to strengthen the business and enhance value, I believe the Company benefits from a unique market position due to its two innovative renal drug therapies. I am excited by the prospect of working alongside the Board, management and Rockwell Medical’s employees to accelerate the Company’s growth and realize the full potential of Triferic and Calcitriol.”

Ignite Search Partners, a leading executive recruiting firm, assisted the Board of Directors during the search process.

The Company will file a Form 8-K with the Securities and Exchange Commission regarding this appointment.

About Stuart Paul

From 2007 to 2013, Mr. Paul worked at Gambro AB, a $2 billion global dialysis products company. During his tenure, Mr. Paul was a key member of the senior leadership team and was responsible for running a variety of businesses, including its $150 million Asia-Pacific and $400 million Americas businesses, which he brought to significant new levels of revenue and profitability. Following the $4 billion sale of Gambro AB to Baxter International, Mr. Paul led the integration of the combined $650 million Baxter-Gambro Renal business in Latin America, driving significant synergies, revenue and profit growth. After his time at Gambro AB, Mr. Paul was with Quest Diagnostics for several years where he led the turnaround of the company’s $1.4 billion U.S. East Region laboratories, patient services and commercial business. Most recently, Mr. Paul served as Corporate Officer and Vice President of Abbott Laboratories, where he facilitated integration of the recent Alere Inc. acquisition, while leading its largest global business unit with $600 million of revenues.

He holds a Master of Management degree from the Kellogg Business School at Northwestern University in Marketing and Finance, and a Bachelor of Arts degree in Chemistry from Duke University.

About Rockwell Medical, Inc.

Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis.

Rockwell’s anemia drug Triferic is the only FDA-approved product indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and other major markets globally.

Rockwell’s FDA approved generic drug Calcitriol is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy. Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of Triferic for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information.

Notice of Issuance of Inducement Grants

Pursuant to the employment agreement between Mr. Paul and Rockwell Medical, Mr. Paul will be awarded stock-based compensation representing the right to acquire up to 2,070,000 shares of common stock in the aggregate, subject to time-based and performance-based vesting conditions (the “Inducement Grants”). The Inducement Grants will consist of the following four types of equity awards: (i) options to purchase up to 388,125 shares of common stock, subject to time-based vesting conditions, (ii) options to purchase up to 388,125 shares of common stock, subject to performance-based vesting conditions, (iii) restricted stock units representing the right to receive up to 388,125 shares of common stock, subject to time-based vesting conditions, and (iv) restricted stock units representing the right to receive up to 905,625 shares of common stock, subject to performance-based vesting conditions. The Inducement Grants will be issued upon Mr. Paul’s commencement of employment and all stock options included within the Inducement Grants will have an exercise price equal to the fair value of the common stock on the date of grant. The Inducement Grants have been approved by the Rockwell Medical Board of Directors and the Compensation Committee of the Board of Directors. The Inducement Grants will be issued outside of the Company’s shareholder-approved equity incentive plans as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4).

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to bring to market Triferic and Calcitriol. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell’s SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include:

the timing for the appointment of a Chief Financial Officer; Rockwell’s ability to maintain compliance with SEC and NASDAQ rules and requests; and whether Rockwell can successfully execute on its business strategy. Rockwell expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Dan Katcher / Kelly Sullivan / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449